EXHIBIT 10.13

                       THIRD AMENDMENT TO LEASE AGREEMENT


         THIS THIRD AMENDMENT TO LEASE AGREEMENT ("Amendment") is made and entered into effective as of the 10th day of June, 2004 ("Effective Date") by and between CABOT INDUSTRIAL PROPERTIES, L.P., a Delaware limited partnership ("Landlord") and GALAXY NUTRITIONAL FOODS, INC. (f/k/a Galaxy Foods Company), a Delaware corporation ("Tenant").


                                R E C I T A L S:


         A. On or about July 28, 1999, Landlord and Tenant made and entered into that certain industrial real estate lease ("Original Lease") for the premises more particularly described therein in a portion of the building known as OCP VII, located at 2901 Titan Row, Orlando, Florida 32809 ("Building").

         B. On or about September 10, 1999, Landlord and Tenant made and entered into that certain First Amendment to Lease ("First Amendment"), wherein Tenant leased certain additional space from Landlord in Building, and otherwise modified certain of the terms of the Original Lease.

         C. On or about April 24, 2000, Landlord and Tenant made and entered into that certain Second Amendment to Lease ("Second Amendment"), wherein Tenant also leased certain additional space from Landlord in Building, and otherwise modified certain of the terms of the Original Lease and/or the First Amendment.

         D. The Original Lease, the First Amendment and the Second Amendment collectively are referred to herein as the "Lease.

         E. The space currently being leased by Tenant under the Lease consists of approximately 81,924 square feet of space and is referred to herein as the "Original Premises". The term of the Lease currently expires on October 31, 2004.

         F. Tenant desires to reduce the amount of space it is leasing in the Building to approximately 64,324 square feet of space ("New Premises"), which New Premises generally is described or depicted on Exhibit "A" attached hereto and incorporated herein by this reference, and to terminate the Lease as to said excess space in conjunction with the execution of this Amendment, as provided herein, and Landlord has agreed to reduce the amount of space being leased by Tenant to the New Premises, all upon the terms and conditions set forth herein.

         G. Tenant also desires to extend the term of the Lease for the New Premises, as provided herein, and Landlord has agreed to extend the term of the Lease for the New Premises, all upon the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the mutual covenants and conditions contained herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The foregoing is true and correct and incorporated herein by this reference. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the same meaning ascribed to them in the Lease.

         2. Landlord and Tenant hereby acknowledge and agree that the Lease is in full force and effect as of the date hereof and, except as modified herein, shall remain in full force and effect and be binding upon the parties until the end of the New Lease Term (as defined below).

         3. Landlord and Tenant hereby agree that the Lease is modified as follows:

                  a. Landlord and Tenant agree that the Lease shall remain in full force and effect, but the term of the Lease for the Original Premises shall expire on July 31, 2004, and the New Lease Term (defined below) for the New Premises shall commence on August 1, 2004. The term of the Lease, as modified hereby ("New Lease Term"), shall commence on August 1, 2004 ("Extension Commencement Date"), and end on July 31, 2009 ("Extension Termination Date"). From and after the Extension Commencement Date, references in the Lease to "Lease Term" and "term of the Lease" and similar phrases shall refer to and mean the New Lease Term.

                  b. Tenant acknowledges that it currently is in possession of the New Premises and hereby accepts the New Premises "AS-IS", subject only to the completion by Landlord of the items referenced in Section 3.i below. Tenant shall be solely responsible for any other modifications to the New Premises, all of which shall be subject to review and approval by Landlord in accordance with the terms of the Lease, as well as all applicable governmental entities.

                  c. The annual Base Rent for the New Premises for the New Lease Term shall be as follows:

From              To                Annual Base Rent        Monthly Base Rent
--------------    -------------     ----------------        -----------------
August 1, 2004    July 31, 2005     $218,701.60             $18,225.13
August 1, 2005    July 31, 2006     $225,777.24             $18,814.77
August 1, 2006    July 31, 2007     $259.225.72             $21,602.14
August 1, 2007    July 31, 2008     $267,587.84             $22,298.99
August 1, 2008    July 31, 2009     $275,306.72             $22,942.23

plus applicable sales or use tax thereon.

                  d. In addition to, and in conjunction with, the payment of Base Rent for the New Lease Term, as set forth above, Tenant also shall pay monthly to Landlord all other sums due under the Lease, including without limitation operating expenses, ad valorem real estate taxes, property insurance, common area maintenance fees, and property management fees.

                  e. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall have no further right to renew the Lease or to extend further the term of the Lease; any provisions in the Lease relating to such renewal or extension are hereby terminated and of no further force or effect.

                  f. Tenant represents and warrants to Landlord that RREEF Management Company is the only agent, broker, finder or other party with whom Tenant has dealt who may be entitled to any commission or fee with respect to this Amendment. Tenant agrees to indemnify and hold Landlord harmless from any claim, demand, cost or liability, including, without limitation, attorneys' fees and expenses, asserted by any party other than RREEF Management Company based upon dealings of that party with Tenant. Landlord agrees to indemnify and hold Tenant harmless from any claim, demand, cost or liability, including, without limitation, attorneys' fees and expenses asserted by any party, including RREEF Management Company, based upon dealings of that party with Landlord.

                  g. As of the Effective Date, Landlord's address for notices is: Attention: Director of Portfolio Management, 875 N. Michigan Avenue, 41st Floor, Chicago, Illinois 60611, with a copy to Christopher C. Brockman, Holland & Knight LLP, 200 South Orange Avenue, Suite 2600, Orlando, Florida 32801; Tenant's address for notices is the New Premises.

                  h. As of the Effective Date, Landlord's address for rent payment is 75 Remittance Drive, Suite #1101, Chicago, Illinois 60675-1101.

                  i. Landlord hereby agrees to spend up to $19,297.20 [$.30 psf] ("Allowance") to re-carpet the offices in the New Premises and to replace the

VCT in the breakrooms / restrooms in the New Premises (collectively, the "Improvements"). As soon as practicable following the Effective Date, Landlord shall obtain an estimate of the cost to complete the Improvements and deliver a copy of same to Tenant. In the event said estimate exceeds the Allowance, within five (5) business days from receipt of the estimate, Tenant shall notify Landlord in writing ("Notice") whether it elects to (i) pay the difference between the estimate and the Allowance, or (ii) reduce the cost of the Improvements by excluding certain areas from the scope of the work to be completed. If Tenant elects (i) above, Tenant shall include with the Notice a check for the difference between the estimate and the Allowance. If Tenant elects (ii) above, Tenant's Notice shall specify the area(s) [in descending order] it wishes to exclude from the scope of the work, and Landlord shall remove said areas from the scope of the work until the estimate amount falls below the Allowance. In the event the Allowance exceeds the estimate, Tenant shall not be permitted to apply said excess to rent or other sums coming due under the Lease.

                  j. Currently, Landlord is holding as a Security Deposit for the Lease (i) a Letter of Credit in the amount of $50,000.00 and (ii) a cash deposit in the amount of $35,313.19. Following the execution of this Amendment and Tenant's vacation of the portion of the Original Premises not within the New Premises, Landlord agrees to release and return to Tenant the cash deposit; Landlord shall continue to hold, and Tenant shall continue to maintain in full force and effect and in good standing, the Letter of Credit as a security deposit under the Lease, in accordance with the terms of the Lease.

         4. From and after the Effective Date, the Lease shall be modified as set forth herein. Unless specifically modified by the terms hereof, all of the terms and conditions of the Lease shall continue in full force and effect until the end of the New Lease Term, and are enforceable in accordance with their terms. In the event of any inconsistency or conflict between the terms of the Lease and the terms set forth in this Amendment, the terms of this Amendment shall supercede and control to the extent of such inconsistency or conflict.

         5. This Amendment may be executed in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument (facsimile transmission of such signature pages shall be acceptable, provided that the parties agree to thereafter cause at least one fully executed original Amendment to be delivered to each other.) Subject to the immediately preceding sentence, this Amendment shall be effective as of the later of the two dates set forth beside the respective signatures of Landlord and Tenant.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

         IN WITNESS THEREOF, the parties hereto have executed this Amendment on the day and year first above written.

Signed in the presence of:                  LANDLORD:

                                            CABOT INDUSTRIAL PROPERTIES, L.P., a
                                            Delaware limited partnership

                                            By: RREEF Management Company, a
                                            Delaware corporation, as its
                                            Authorized Agent
/s/ DeeDee A. Dolan
------------------------------------
Print Name: DeeDee A. Dolan
          --------------------------

/s/ Karen S. Padgett                        By:  /s/ Robert Horton
------------------------------------          ----------------------------------
Print Name: Karen S. Padgett                Name: Robert Horton
          --------------------------            --------------------------------
                                            Title:
                                                 -------------------------------
                                            Dated:  June 10, 2004
                                                 -------------------------------



Signed in the presence of:                  TENANT:

                                            GALAXY NUTRITIONAL FOODS, INC.
                                            (f/k/a Galaxy Foods Company), a
                                            Delaware corporation

/s/ Christine L. Carlile
------------------------------------
Print Name: Christine L. Carlile

          --------------------------
/s/ Patricia A. Johnson                     By: /s/ Salvatore J. Furnari
------------------------------------            --------------------------------
Print Name: Patricia A. Johnson             Name: Salvatore J. Furnari
          --------------------------             -------------------------------
                                            Title:  Chief Financial Officer
                                                 -------------------------------
                                            Dated:  June 10, 2004
                                                 -------------------------------